Exhibit 4.1

DROPBOX, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of November 12, 2026

1.25% Convertible Senior Notes due 2031

i

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of November 12, 2026, between DROPBOX, INC., a Nevada corporation, as issuer (the “Company”, as more fully set forth in Section 1.01) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 1.25% Convertible Senior Notes due 2031 (the “Notes”), in an aggregate principal amount of $1,250,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article I
DEFINITIONS

Section 1.01           Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 13.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday, or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, except that, solely for purposes of the provision described in Section 16.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed shall be deemed not to be a “Business Day”.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Percentage” means, upon conversion of a Note, the percentage of each share of Common Stock issuable for the portion of the Conversion Obligation in excess of the principal portion of the Note being converted that will be paid in cash.

“Class B Common Stock” means the Class B common stock of the Company, par value $0.00001 per share, at the date of this Indenture.

“Class C Common Stock” means the Class C common stock of the Company, par value $0.00001 per share, at the date of this Indenture.

“Clause A Distribution” shall have the meaning specified in Section 13.04(c).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c).

“Cleanup Redemption” shall have the meaning specified in Section 15.01(b).

“Cleanup Redemption Notice” shall have the meaning specified in Section 15.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Class A common stock of the Company, par value $0.00001 per share, at the date of this Indenture, subject to Section 13.07.

“Common Stock Change Event” shall have the meaning specified in Section 13.07(a).

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article XI, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by the Company’s co-Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 1 California Street, Suite 1000, San Francisco, CA 94111 Attention: D. Jason (Dropbox, Inc. 1.25% Convertible Senior Notes due 2031), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity appointed by the Depositary as custodian for the Global Notes.

“Daily Conversion Value” means, for each of the 30 consecutive Trading Days during the Observation Period, one-thirtieth (1/30) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the Observation Period, shall consist of:

(a)            cash in an amount equal to the lesser of (i) one-thirtieth (1/30) of $1,000 and (ii) the Daily Conversion Value on such Trading Day; and

(b)            if the Daily Conversion Value on such Trading Day exceeds one-thirtieth (1/30) of $1,000, the Daily Net Settlement Amount.

“Daily Net Settlement Amount” for each of the 30 consecutive Trading Days during the Observation Period, means:

(a)            if the Company does not elect a Cash Percentage, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and one-thirtieth (1/30) of $1,000, divided by (ii) the Daily VWAP for such Trading Day;

(b)            if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Conversion Value and one-thirtieth (1/30) of $1,000; or

(c)            if the Company elects a Cash Percentage of less than 100% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Conversion Value and one-thirtieth (1/30) of $1,000 and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x) (A) the difference between the Daily Conversion Value and one-thirtieth (1/30) of $1,000, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily VWAP” means, for each of the 30 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DBX <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Additional Interest” shall have the meaning specified in Section 2.03(c).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest, and Additional Interest, if any, and Deferred Additional Interest, if any) that are payable but are not punctually paid or duly provided for.

“Deferred Additional Interest” has the meaning specified in Section 4.06(f).

“Deferred Additional Interest Demand Request” has the meaning specified in Section 4.06(f).

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 13.13.

“Distributed Property” shall have the meaning specified in Section 13.04(c).

“Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company that is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” shall have the meaning specified in Section 13.03(c), except that, as used in Section 13.04 and Section 13.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend, or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Founder” means, for purposes of the definition of a Fundamental Change, each of (a) Andrew W. Houston, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, foundation, or similar entity) for which Andrew W. Houston retains sole voting and dispositive power with respect to the Class A Common Stock or Class B Common Stock held by such trust, individual retirement account, or business entity (including, without limitation, the Houston Remainder Trust dated 12/30/2010, the Andrew W. Houston Revocable Trust dated 9/7/2011, the Houston 2012 Irrevocable Children’s Trust dated 4/12/2012 and the Andrew Houston Revocable Trust u/a/d 9/7/2011), and the trustees, legal representatives, beneficiaries, and/or beneficial owners of such trust, individual retirement account, or business entity, and (c) the estate, heirs, and lineal descendants of Andrew W. Houston.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a Person that is not an “affiliate” (within the meaning of Rule 144) of the Company, and that has not been an “affiliate” (within the meaning of Rule 144) of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries, the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form, or report) or any schedule, form, or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock; provided, that the voting power of the Common Stock (or such Common Equity into which the Common Stock has been reclassified), directly or indirectly “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, by one or more Founders or “group” (that includes the Founders) will exclude (i) any shares of Common Stock (or such Common Equity into which the Common Stock has been reclassified) directly or indirectly beneficially owned by the Founders on the date hereof and (ii) any shares of Common Stock (or such Common Equity into which the Common Stock has been reclassified) directly or indirectly beneficially owned by the Founders as a result of the acquisition by any of the Founders of equity grants (or the exercise or conversion thereof) outstanding on the date hereof or subsequently granted, in each case, made under the Company’s equity incentive plans; provided further, that no person or group shall be deemed to be the beneficial owner of any securities (x) tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer or (y) subject to a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) entered into in connection with a Liquidation Event (as defined in the Company’s Amended and Restated Articles of Incorporation, as in effect on the date hereof), provided that such Liquidation Event was approved by a majority of the Independent Directors (as defined in the Company’s Amended and Restated Articles of Incorporation, as in effect on the date hereof) then in office until such Liquidation Event is consummated;

(b)           the consummation of (A) any recapitalization, reclassification, or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value, or the reclassification of the Class B Common Stock into Common Stock pursuant to the terms of the Company’s Amended and Restated Articles of Incorporation or the reclassification of the Class C Common Stock into Common Stock pursuant to the terms of the Company’s Amended and Restated Articles of Incorporation, including, in each case, without limitation, any amendment to the Company’s Amended and Restated Articles of Incorporation to remove references to Class A Common Stock, Class B Common Stock or Class C Common Stock and any inoperative provision related to such class of stock or multiple class structure in connection therewith) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities, or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (i) a transaction described in clause (A) or clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (ii) any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation, that results in a reclassification, conversion, or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)           the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) without giving effect to the proviso in clause (b) above shall be deemed a Fundamental Change solely under clause (b) above (subject to the proviso to clause (b)); and provided, further that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to statutory dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory dissenters’ appraisal rights (subject to the provisions of Section 13.07).

“Fundamental Change Company Notice” shall have the meaning specified in Section 14.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 14.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 14.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 14.02(a).

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case in accordance with Section 16.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the initial purchasers identified on Schedule 1 to the Purchase Agreement.

“Interest Payment Date” means June 1 and December 1 of each year, beginning on June 1, 2027.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and last ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to subclause (i) of the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 13.03(b).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on any U.S. exchange relating to the Common Stock.

“Maturity Date” means December 1, 2031.

“Measurement Period” shall have the meaning specified in Section 13.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Notice of Election to Pay Deferred Additional Interest” shall have the meaning specified in Section 4.06(f).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to September 1, 2031, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs during a Redemption Period pursuant to Section 15.02, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the relevant Redemption Date; and (iii) if the relevant Conversion Date occurs on or after September 1, 2031, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated November 9, 2026, as supplemented by the related pricing term sheet dated November 9, 2026, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the President, any co-Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing, signed by legal counsel who is reasonably satisfactory to the Trustee, who may be an employee of or counsel to the Company, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section 16.05.

“Optional Redemption” shall have the meaning specified in Section 15.01(a).

“Optional Redemption Notice” shall have the meaning specified in Section 15.02(a).

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)           Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)           Notes converted pursuant to Article XIII and required to be canceled pursuant to Section 2.08;

(e)           Notes redeemed pursuant to Article XV; and

(f)            Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent, certificated Notes in registered, non-global form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means the Purchase Agreement, dated as of November 9, 2026, entered into by the Company and the Initial Purchasers in connection with the sale of the Notes.

“redemption” means an Optional Redemption or a Cleanup Redemption.

“Redemption Date” shall have the meaning specified in Section 15.02(a).

“Redemption Notice” means an Optional Redemption Notice or a Cleanup Redemption Notice, as applicable.

“Redemption Notice Date” means the date on which a Redemption Notice is delivered to the Holders in accordance with Section 15.02.

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 15.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued, if any, to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 13.07(a).

“Regular Record Date” with respect to any Interest Payment Date, means the May 15 and November 15 (whether or not a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer at the Corporate Trust Office who shall have direct responsibility for the administration of this Indenture, and also means any officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 13.02(a)(iv).

“Settlement Notice” shall have the meaning specified in Section 13.02(a)(iii).

“Significant Subsidiary” means a subsidiary of the Company that meets the definition of "significant subsidiary" in Article 1, Rule 1-02(w) of Regulation S-X promulgated by the Commission (or any successor rule).

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Stock Price” shall have the meaning specified in Section 13.03(d).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time and notified to the Company, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 13.07(a).

“Valuation Period” shall have the meaning specified in Section 13.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” (except for director qualifying shares or similar requirements).

Section 1.02           References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, Deferred Additional Interest and interest on such Deferred Additional Interest, and Default Additional Interest if, in such context, Additional Interest, Deferred Additional Interest or interest on such Deferred Additional Interest or Default Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e), Section 4.06(f) and Section 6.03 or, in the case of Default Additional Interest, Section 2.03(c).

Article II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01           Designation and Amount. The Notes shall be designated as the “1.25% Convertible Senior Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $1,250,000,000, subject to Section 2.10, and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 13.02 and Section 14.04.

Section 2.02           Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03           Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)           The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)           The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office, or any other office or agency located in the United States of America so designated by the Trustee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)           Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes (any such interest, “Default Additional Interest”), subject to the enforceability thereof under applicable law from, and including, such relevant payment date, and such Defaulted Amounts together with such Default Additional Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Amounts and accrued and unpaid Default Additional Interest, to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts and Default Additional Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts and Default Additional Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts and Default Additional Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Additional Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts and Default Additional Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and Default Additional Interest and the special record date therefor to be delivered to each Holder in accordance with Section 16.03, not less than 10 days prior to such special record date (provided the Trustee has received such notice at least 10 days prior to such special record date). Notice of the proposed payment of such Defaulted Amounts and Default Additional Interest and the special record date therefor having been so delivered, such Defaulted Amounts and Default Additional Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)           The Company may make payment of any Defaulted Amounts and Default Additional Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)          For the avoidance of doubt, if any Defaulted Amounts, together with any Default Additional Interest thereon, are paid to Holders in accordance with the terms of this Indenture prior to (i) the expiration of any applicable grace period with respect to the Default in the relevant payment as set forth in Section 6.01, or (ii) if later, the delivery of any notice of acceleration with respect to the Event of Default relating to such Default in the relevant payment, such Default or Event of Default shall be deemed cured and the Notes shall not be subject to acceleration pursuant to Section 6.02 on account of such Default or Event of Default.

Section 2.04           Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of its co-Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, any Assistant Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, provided that, subject to Section 16.05, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Note.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05           Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)           The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and, upon Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer, or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp, or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XIV or (iii) any Notes selected for redemption in accordance with Article XV, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fifth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)           Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF DROPBOX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OR CONVERSION OF THIS SECURITY DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order for the Company to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the second preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company has initially appointed The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, subject to the Depositary’s applicable procedures, and a beneficial owner of any Note requests that its beneficial interest therein be exchanged for a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver, at the Company’s expense, (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver, at the Company’s expense, such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been redeemed, converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, or for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Trustee or any agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d)           Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF DROPBOX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)           TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)           PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED

TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)           Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). Any Note that is repurchased or owned by the Company or any Affiliate of the Company will be considered outstanding for all purposes under this Indenture (other than as set forth in Section 8.04) unless and until such Note is surrendered to the Trustee for cancellation in accordance with Section 2.08.

(f)            Neither the Trustee nor any agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners or holders of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

(g)           Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06           Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp, or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article XIII shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, repurchase, redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.07           Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08           Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion, if surrendered to any of the Company’s agents, Subsidiaries, or Affiliates, to be surrendered to the Trustee for cancellation and they will no longer be considered “outstanding” under this Indenture upon their payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09           CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10           Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue date, issue price, interest accrued prior to the issue date of such additional Notes, the initial Interest Payment Date and, if applicable, restrictions on transfer in respect of such additional Notes, including the date by which any Restrictive Legend and/or restricted CUSIP must be removed) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers or no CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 16.05. In addition, the Company may, to the extent permitted by law and without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the Trustee for cancellation, any Notes that it may repurchase, in the case of a reissuance or resale, so long as the Notes do not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible for U.S. federal income tax or securities law purposes with the Notes that are not repurchased, such reissued or resold Notes shall have a separate CUSIP number or no CUSIP number. Any Notes that the Company or its Subsidiaries may repurchase will be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of its Subsidiaries or its Affiliates or any Subsidiary of any of such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, such Notes shall be disregarded as set forth in Section 8.04) unless and until such time as the Company surrenders such Notes to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee will cancel all Notes so surrendered in accordance with Section 2.08.

Article III
SATISFACTION AND DISCHARGE

Section 3.01           Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and shares of Common Stock, if any, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article IV
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01           Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02           Maintenance of Office or Agency. The Company will maintain an office or agency, which initially shall be the Corporate Trust Office, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Company.

Section 4.03           Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04           Provisions as to Paying Agent. (a)  If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)            that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)           that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or any such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and any accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)           Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)            Subject to applicable law, any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated) at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.

(e)            Upon any Event of Default pursuant to Section 6.01(h) or (i), the Trustee shall automatically be the Paying Agent.

Section 4.05           Existence. Subject to Article XI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06           Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner, or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)           The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule thereto) under the Exchange Act (regardless of whether the Company files or indicates in the related Form 12b-25 (or any successor form thereto) that it expects to file or will file, such report before the expiration of such maximum period)). Notwithstanding the foregoing, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c)           Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)           If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report (other than reports on Form 8-K) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule thereto) under the Exchange Act (regardless of whether the Company files or indicates in the related Form 12b-25 (or any successor form thereto) that it expects to file or will file, such report before the expiration of such maximum period)), or the Notes are not otherwise Freely Tradable, the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise Freely Tradable. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)           If, and for so long as, the Restrictive Legend on the Notes specified in Section 2.05(c) has not been removed (or deemed removed in accordance with Section 2.05(c)), the Notes are assigned a restricted CUSIP or the Notes are not otherwise Freely Tradable, in each case, as of the 380th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day from, and including such deadline, until the Restrictive Legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are Freely Tradable. However, for the avoidance of doubt, Global Notes will continue to bear Additional Interest pursuant to this clause (e) until such time as they are identified by an unrestricted CUSIP in the facilities of the Depositary therefor, as a result of completion of such Depositary’s mandatory exchange process or otherwise.

(f)            Notwithstanding anything herein to the contrary, any Additional Interest that accrues on the Notes for any period on or after the 380th day after the last date of original issuance of the Notes will not be payable on any Interest Payment Date occurring on or after such date, unless (x) a Holder or beneficial owner of a Note (in the case of a beneficial owner subject to the satisfactory verification of a beneficial owner’s identity and ownership) has delivered to the Company (with a copy to the Trustee), before the Regular Record Date immediately before such Interest Payment Date, a written notice demanding payment of Additional Interest (a “Deferred Additional Interest Demand Request”); or (y) the Company, in its sole and absolute discretion, elects, by sending notice of such election (a “Notice of Election to Pay Deferred Additional Interest”) to Holders (with a copy to the Trustee) before such Regular Record Date, to pay such Additional Interest on such Interest Payment Date (any such accrued and unpaid Additional Interest that, in compliance with the foregoing, is not paid on such Interest Payment Date, “Deferred Additional Interest”). Without further action by the Company or any other Person, interest will automatically accrue on any Deferred Additional Interest from, and including, the applicable Interest Payment Date at a rate per annum equal to the rate per annum at which regular interest accrues to, but excluding, the date on which such Deferred Additional Interest, together with any interest thereon, is paid. Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date, whether as a result of the delivery of a written notice pursuant to the foregoing or, if earlier, the Company’s election to pay the same, Additional Interest will thereafter not be subject to deferral pursuant to the foregoing. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with this Section 4.06(f).

(g)           Any Additional Interest that accrues will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(h)           Subject to the last sentence of this Section 4.06(h), any Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03. Notwithstanding anything to the contrary in this Indenture or the Notes, if (i) any unpaid Deferred Additional Interest exists on any Notes as of the close of business on the Regular Record Date immediately preceding the Maturity Date; (ii) no Holder or beneficial owner of a Note has delivered a Deferred Additional Interest Demand Request in the manner described in Section 4.06(f) before such Regular Record Date; and (iii) the Company has not sent a Notice of Election to Pay Deferred Additional Interest in the manner described in Section 4.06(f) before such Regular Record Date, then Deferred Additional Interest on each Note then outstanding will cease to accrue, and all Deferred Additional Interest, together with interest thereon, on such Note will be deemed to be extinguished on the following date: (a) if such Note is to be converted, the Conversion Date for such conversion (it being understood, for the avoidance of doubt, that the consideration due upon conversion therefor need not include, and the amount referred to in the fifth sentence of Section 13.02(h) need not include, the payment of any such Deferred Additional Interest or any interest thereon); and (b) in all other cases, the later of (x) the Maturity Date; and (y) the first date on which the Company has repaid the principal of, and accrued and unpaid interest (other than such Deferred Additional Interest and any interest thereon) on, such Note in full. However, in no event shall any Additional Interest (excluding any interest that accrues on any Deferred Additional Interest) that may accrue as a result of the Company’s failure to timely file any document or report (other than reports on Form 8-K) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule thereto) under the Exchange Act (regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that it expects to file or will file, such report before the expiration of such maximum period)), as described in Section 4.06(d), together with any Additional Interest that may accrue at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(b) accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(i)            If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable and the Trustee shall not have any duty to verify, calculate or confirm the Company’s calculation of Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. The Company will send notice to the Holder of each Note (with a copy to the Trustee) of the commencement and termination of any period in which Additional Interest pursuant to Section 4.06(d) or Section 4.06(e) accrues on such Note; provided, that no such notice is required in respect of any Additional Interest that is deferred in accordance with Section 4.06(f).

Section 4.07           Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08           Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2027) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after an officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided, that the Company is not required to deliver such notice if such Default or Event of Default has been cured or waived before the date the Company is required to deliver such notice.

Section 4.09           Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article V
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01           Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and any Paying Agent, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with June 1, 2027, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02           Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article VI
DEFAULTS AND REMEDIES

Section 6.01           Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)            default in any payment of interest, including Additional Interest, on any Note when due and payable, and the default continues for a period of 30 days;

(b)            default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration, or otherwise;

(c)            failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of three Business Days;

(d)            failure by the Company to comply with its obligations under Article XI;

(e)            failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.02(c) or notice of a specified corporate event in accordance with Section 13.01(b)(ii) or Section 13.01(b)(iii), in each case when due and such failure continues for a period of three Business Days;

(f)            failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)           default by the Company or any Significant Subsidiary with respect to any mortgage, agreement, or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii) such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice of such acceleration or failure to pay, as the case may be, has been received by the Company or such Subsidiary of the Company from the Trustee, or by the Trustee and the Company from the Holders of at least 25% in principal amount of the Notes then outstanding;

(h)            the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02           Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of any accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of any accrued and unpaid interest, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (a) any failure by the Company to provide any notice (other than a notice referred to in Section 6.01(e)) under this Indenture shall be subject to Section 6.01(f) (including the 60-day cure period contained therein), and any related Default shall be deemed cured upon the sending of such notice whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given, (b) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with the terms of this Indenture, of such payment (or other consideration) together, if applicable, with any interest thereon, and (c) a Default that is (or, after notice or passage of time or both, would be) an Event of Default relating to the failure to comply with the Company’s reporting obligations in accordance with Section 4.06(b) will be cured upon the filing of the relevant report(s) that were required to be filed and gave rise to such Default. In addition, for the avoidance of doubt, (i) if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default, and (ii) if an Event of Default is cured or waived before any related notice of acceleration is delivered, such Event of Default shall be deemed cured and the Notes shall not be subject to acceleration on account of such Default.

Section 6.03           Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, for the first 360 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day from, and including, the date on which such Event of Default first occurs to, and including, the 180th calendar day thereafter during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture) and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 181st calendar day to, and including, the 360th calendar day after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture). Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable as set forth in Section 2.03(b); provided, however, that if the first date on which any Additional Interest (including Deferred Additional Interest) begins to accrue on a Note is on or after the 5th Business Day before a Regular Record Date and before the next Interest Payment Date, then, notwithstanding anything to the contrary in this Indenture, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such Interest Payment Date will not be payable on such Interest Payment Date but will instead be deemed to accrue (without duplication) entirely on such Interest Payment Date and will then, to the extent payable, be payable on the immediately succeeding Interest Payment Date (and, for the avoidance of doubt, no Additional Interest will accrue as a result of the related delay). On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election in writing prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest that may accrue at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(b), together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report (other than reports on Form 8-K) (after giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule thereto) under the Exchange Act (regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that it expects to file or will file, such report before the expiration of such maximum period)), pursuant to Section 4.06(d) accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04           Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05           Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article VI with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in each of its capacities) under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that any interest is payable on such Notes and has been collected by the Trustee) payable upon such overdue amounts at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal to the extent that such interest has been collected by the Trustee, payable upon such overdue installments of interest at the rate of interest then payable on such Notes, if any, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon conversion) and any interest without preference or priority of principal over such interest, or of any interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon conversion) and any accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may direct in a final non-appealable order.

Section 6.06           Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)           such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)           Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)           such Holders shall have offered to the Trustee such indemnity or security satisfactory to it against any loss, liability, or expense to be incurred therein or thereby;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of such indemnity or security, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)            no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein)). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07           Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08           Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09           Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to receive security or indemnity from the relevant Holders as described therein, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is in conflict with any rule of law or this Indenture, is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10           Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer receives written notice of the occurrence and continuance of a Default of which it has actual knowledge, send to all Holders in accordance with Section 16.03, notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or any accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11           Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price with respect to Notes being redeemed and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note (including the right to receive the consideration due upon conversion) in accordance with the provisions of Article XIII.

Article VII
CONCERNING THE TRUSTEE

Section 7.01           Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has written notice or actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability, or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)            prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee has received written notice of such event;

(g)            all cash received by the Trustee shall be placed in a non-interest bearing trust account, and all cash shall remain uninvested unless otherwise agreed in writing by the Company and the Trustee; and

(h)            in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VII shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 7.02           Reliance on Documents, Opinions, Etc. Subject to Section 7.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company shall be evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be provided or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)           the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(i)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j)            the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(k)            the Trustee shall not be obligated to take possession of any Common Stock, whether upon conversion of the Notes or in connection with any discharge of this Indenture pursuant to Article III hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Company from time to time as directed by the Company.

(l)            neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness.

In no event shall the Trustee be liable for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless a Responsible Officer shall have received written notice of such Default or Event of Default by the Company or by any Holder of the Notes.

Section 7.03           No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of any Common Stock underlying the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Neither the Trustee nor any agent appointed pursuant to this Indenture will be accountable for the use or application by the Company of the Notes or the proceeds thereof, or for any funds received and disbursed in accordance with this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in the Offering Memorandum or other disclosure material prepared or distributed with respect to the issuance of the Notes.

Section 7.04           Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05           Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee in writing.

Section 7.06           Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been determined to have been caused by its own gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to the Notes to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, or similar laws.

Section 7.07           Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08           Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09           Resignation or Removal of Trustee. (a)  The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders as provided in this Indenture. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the delivering of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10           Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders as provided in this Indenture. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11           Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12           Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application.

Article VIII
CONCERNING THE HOLDERS

Section 8.01           Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02           Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03           Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) any accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered Holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of this Indenture.

Section 8.04           Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05           Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article IX
HOLDERS’ MEETINGS

Section 9.01           Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a)            to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(b)            to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

(c)            to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)            to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02           Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes in accordance with Section 16.03. Such notice shall also be given to the Company in accordance with Section 16.03. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting. Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03           Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04           Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05           Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of outstanding Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06           Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07           No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article IX shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article X
SUPPLEMENTAL INDENTURES

Section 10.01         Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)            to cure any ambiguity, omission, defect, or inconsistency in this Indenture or the Notes;

(b)            to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article XI;

(c)            to add guarantees with respect to the Notes;

(d)            to secure the Notes;

(e)            to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)            to make any change that does not adversely affect the rights of any Holder;

(g)           to increase the Conversion Rate as provided in this Indenture;

(h)           to provide for the acceptance of appointment by a successor trustee pursuant to Section 7.09 or to facilitate the administration of the trusts by more than one trustee;

(i)            to irrevocably elect a Cash Percentage with respect to conversions of Notes; provided, however, that no such election will affect any Cash Percentage theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Section 13.02;

(j)            in connection with any Common Stock Change Event, provide that the Notes are convertible into Reference Property, subject to the provisions of Section 13.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 13.07;

(k)            comply with the rules of any applicable Depositary in a manner that does not materially adversely affect the rights of any Holder; or

(l)            to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02. After any such supplemental indenture becomes effective, the Company shall give to the Holders and the Trustee a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.02         Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)            reduce the amount of Notes whose Holders must consent to an amendment;

(b)            reduce the rate of or extend the stated time for payment of any interest on any Note;

(c)            reduce the principal of or extend the Maturity Date of any Note;

(d)            except as provided in Section 13.07, make any change that impairs or adversely affects the conversion rights of any Notes;

(e)            reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)            make any Note payable in a currency or at a place of payment other than that stated in the Note;

(g)           change the ranking of the Notes;

(h)           impair the right of any Holder to receive payment of principal and interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)            make any change in this Article X that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03         Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04         Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05         Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 16.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X and is permitted or authorized by this Indenture and that the supplemental indenture constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary bankruptcy exceptions for opinions of this type.

Article XI
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01         Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not, in a transaction or series of transactions, consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the Company’s properties and assets to, another Person (other than one or more of the Company’s direct or indirect Domestic Subsidiaries), unless:

(a)            either (i) the Company is the Person surviving such merger or consolidation, or (ii) the Person (if not the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Company’s properties and assets (such Person, the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and, in the case where there is a Successor Company, the Successor Company (if not the Company) shall expressly assume by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.02         Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, or lease in which there is a Successor Company and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company or any of the Company’s direct or indirect Domestic Subsidiaries) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article XI the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article XI) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03         Officer’s Certification and Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer, or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article XI, and in the case of the Opinion of Counsel, that such supplemental indenture is the valid and binding obligation of such Successor Company, enforceable in accordance with its terms, subject to customary bankruptcy exceptions for opinions of this type.

Article XII
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01         Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article XIII
CONVERSION OF NOTES

Section 13.01         Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article XIII, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 13.01(b), at any time prior to the close of business on the Business Day immediately preceding September 1, 2031 under the circumstances and during the periods set forth in Section 13.01(b), and (ii) regardless of the conditions described in Section 13.01(b), on or after September 1, 2031 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 24.5549 shares of Common Stock (subject to adjustment as provided in this Article XIII, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”).

(b)

(i) Prior to the close of business on the Business Day immediately preceding September 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this Section 13.01(b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each, and shall direct such securities dealers to provide the required information to the Bid Solicitation Agent, who shall deliver such bid quotations to the Company. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to obtain such bids, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee, and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing. None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether the Trading Price condition set forth above has been met.

(ii)            If, prior to the close of business on the Business Day immediately preceding September 1, 2031, the Company elects to:

(A)            issue to all or substantially all holders of the Common Stock any rights, options, or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance; or

(B)            distribute to all or substantially all holders of the Common Stock the Company’s assets, securities, or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company in good faith, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee, and the Conversion Agent (if other than the Trustee) in writing at least 38 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place (or in the case of a separation or triggering event pursuant to a stockholder rights plan, until the 20th Trading Day following the date that the Company has given such aforementioned notice), in each case, even if the Notes are not otherwise convertible at such time. Holders of the Notes may not exercise this right if they participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described above without having to convert their Notes as if they held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether an issuance or distribution described in this clause (ii) has occurred.

(iii)            If (i) a transaction or event that constitutes (x) a Fundamental Change or (y) a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding September 1, 2031, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 14.02, or (ii) the Company is a party to a consolidation, merger, combination, statutory share exchange, or sale, lease, or other transfer to a third party of all or substantially all of its and its Subsidiaries’ consolidated assets, taken as a whole (other than a merger effected solely to change the Company’s jurisdiction of incorporation that does not otherwise constitute a Fundamental Change or Make-Whole Fundamental Change), prior to the close of business on the Business Day immediately preceding September 1, 2031, pursuant to which the Common Stock would be converted into shares of stock, other securities, or other property or assets (including cash or any combination thereof), then, in each case, all or any portion of a Holder’s Notes may be surrendered for conversion at any time after the effective date of such transaction or event until the earlier of (x) the 35th Trading Day after the effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date and (y) the close of business on the Business Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee, and the Conversion Agent (if other than the Trustee) no later than the effective date of such transaction or event. None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether a Fundamental Change or a Make-Whole Fundamental Change has occurred.

(iv)            Prior to the close of business on the Business Day immediately preceding September 1, 2031, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2027 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day, as determined by the Company. The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2027 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing if the Notes become convertible in accordance with this clause (iv). None of the Trustee, the Bid Solicitation Agent or the Conversion Agent shall have any duty to determine or verify the Company’s determination of whether the condition set forth in this clause (iv) has occurred.

(v)            If the Company calls any Note for redemption pursuant to Article XV prior to the Maturity Date, then a Holder of such Note called for redemption may surrender all or any portion of such Note for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the Redemption Date on account of the Company’s delivery of a Redemption Notice, even if the Note is not otherwise convertible at such time. After that time, the right to convert such Note on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of the Note called for redemption may convert such Note (or any portion thereof) until the close of business on the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for. If the Company elects to redeem less than all of the outstanding Notes and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 34th Scheduled Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day prior to such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the close of business on the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for, and each such conversion will be deemed to be of a Note called for Optional Redemption. The Trustee shall not be obligated to make any determination in connection with the foregoing.

Section 13.02        Conversion Procedure; Settlement Upon Conversion.

(a)            Subject to this Section 13.02, Section 13.03(b) and Section 13.07(a), upon conversion of any Note on the second Business Day immediately following the last Trading Day of the Observation Period, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 30 Trading Days during the relevant Observation Period for such Note, if any, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02.

(i)            All conversions for which the relevant Conversion Date occurs (x) on or after September 1, 2031 and (y) during a Redemption Period shall be settled using the same forms and amounts of consideration.

(ii)            Except for any conversions for which the relevant Conversion Date occurs during a Redemption Period and any conversions for which the relevant Conversion Date occurs on or after September 1, 2031, the Company shall use the same forms and amounts of consideration for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to conversions with different Conversion Dates.

(iii)          If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a notice to settle all or a portion of the Conversion Obligation for the Notes in excess of the principal portion of the Notes being converted in cash (the “Settlement Notice”) in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) during a Redemption Period, in such Redemption Notice or (y) on or after September 1, 2031, no later than the close of business on the Scheduled Trading Day immediately preceding September 1, 2031) and the Company shall indicate in such Settlement Notice the Cash Percentage. If the Company does not elect a Cash Percentage prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage with respect to such conversion or during such period and the Company shall settle its Conversion Obligation by paying cash in respect of the principal portion of the converted Notes and delivering shares of Common Stock in respect of the remainder, if any, of the Conversion Obligation in excess of the aggregate principal portion of the Notes being converted.

(iv)          The Daily Settlement Amounts (if applicable), the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(v)            Prior to close of business on the Scheduled Trading Day immediately preceding September 1, 2031 (other than during a Redemption Period), the Company may, at its election, by notice (an “Irrevocable Election Notice”) to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with provisions of this Indenture, irrevocably elect to settle its Conversion Obligation with respect to all conversions subsequent to the date of the Irrevocable Election Notice through a Cash Percentage of 0 percent for each $1,000 principal amount of Notes; provided, however, that any Irrevocable Election Notice given during a Redemption Period shall only apply to Notes submitted for conversion subsequent to the applicable Redemption Date.

(b)           Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article XIII on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)            A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 13.03(c) and Section 13.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the last Trading Day of the relevant Observation Period. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)            In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)            If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall be required to pay that tax. The Conversion Agent may refuse to deliver or refuse to instruct the stock transfer agent to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article XIII.

(g)            Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)            Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished, or forfeited. Upon a conversion of Notes, any accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record at the close of business on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (3) above, or any Fundamental Change Repurchase Date as described in the immediately preceding sentence (if and to the extent that interest is payable on the Maturity Date) shall receive the full interest payment due on the Maturity Date or other applicable interest Payment Date in cash regardless of whether their Notes have been converted, redeemed or repurchased, as applicable following such Regular Record Date.

(i)            Subject to Section 13.13, the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the relevant Observation Period. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)            The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the last Trading Day of the relevant Observation Period. For each Note surrendered for conversion, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(k)           Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the Notes, or if any withholding taxes (including backup withholding) are paid on behalf of a Holder, those withholding taxes may be set off against payments of cash or Common Stock, if any, payable on the Notes to such Holder.

Section 13.03         Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or During a Redemption Period.

(a)           If a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or the Company issues a Redemption Notice pursuant to Section 15.02 and a Holder elects to convert its Notes in connection with such Redemption Notice, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (i) of the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Notice of Conversion is received by the Conversion Agent during the relevant Redemption Period. For the avoidance of doubt, the Company shall increase the Conversion Rate for the Notes in connection with a Redemption Notice only with respect to conversion of Notes called (or deemed called) for redemption, and not for Notes not called for redemption. If the Company elects to redeem less than all of the Notes, a Holder of the Notes not called for redemption will not be entitled to an increased Conversion Rate for conversions of such Notes (on account of the Redemption Notice) from, and including, the Redemption Notice Date until the close of business on the Scheduled Trading Day immediately preceding the Redemption Date, except in the limited circumstances set forth in Section 13.01(b)(v).

(b)           Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 13.01(b)(iii) or during a Redemption Period pursuant to Section 13.01(b)(v), the Company shall satisfy the related Conversion Obligation in accordance with Section 13.02 based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and publish a notice of such Effective Date on the Company’s website, in a filing with the Commission or through such other public medium as the Company may use at that time no later than five Business Days after such Effective Date.

(c)           The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions during the Make-Whole Fundamental Change Period or during the Redemption Period shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the Redemption Notice Date, as applicable (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or with respect to the redemption, as applicable, as set forth in this Section 13.03. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. In the case of any other Make-Whole Fundamental Change or in the case of any redemption, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice Date, as the case may be. In the event that a Conversion Date occurs during both a Redemption Period and a Make-Whole Fundamental Change Period, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or Effective Date of the Make-Whole Fundamental Change, and the later event shall be deemed not to have occurred for purposes of such conversion. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 13.04) or expiration date of the event occurs, during such five consecutive Trading Day period.

(d)           The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(e)            The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date of the Make-Whole Fundamental Change or Redemption Notice Date, as applicable, set forth below:

	Stock Price
Effective Date/Redemption Notice Date	$32.58	$35.00	$40.73	$45.00	$52.94	$60.00	$75.00	$100.00	$125.00	$150.00
November 12, 2026	6.1387	5.1617	3.5072	2.6784	1.6774	1.1382	0.5275	0.1499	0.0305	0.0000
December 1, 2027	6.1387	5.1449	3.3941	2.5349	1.5238	0.9988	0.4324	0.1089	0.0163	0.0000
December 1, 2028	6.1387	5.0800	3.2094	2.3173	1.3088	0.8140	0.3189	0.0673	0.0050	0.0000
December 1, 2029	6.1387	4.8983	2.8748	1.9558	0.9889	0.5617	0.1884	0.0304	0.0000	0.0000
December 1, 2030	6.1387	4.5189	2.2487	1.3269	0.5176	0.2443	0.0660	0.0073	0.0000	0.0000
December 1, 2031	6.1387	4.0166	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates or Redemption Notice Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Effective Date or the Redemption Notice Date, as the case may be, is between two Effective Dates or Redemption Notice Dates, as applicable, in the table above, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $150.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $32.58 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 30.6936 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.

(f)            Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 13.04.

Section 13.04         Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)            If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as the case may be;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as the case may be; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split, or share combination, as the case may be.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 13.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)            If the Company issues to all or substantially all holders of the Common Stock any rights, options, or warrants (other than pursuant to a stockholder rights plan, so long as such rights have not separated from the shares of Common Stock) entitling them, for a period of not more than 45 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, the Conversion Rate shall be increased based on the following formula:

where,

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options, or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options, or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for the issuance of such rights, options, or warrants.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options, or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options, or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options, or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options, or warrants are not so issued or if no such rights, options, or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13.04(b) and Section 13.01(b)(ii)(A), in determining whether any rights, options, or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options, or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c)            If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options, or warrants to acquire its Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected (or would have been effected, disregarding Section 13.04(j) below) pursuant to Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.04(d), (iii) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a transaction described in Section 13.07, including, for the avoidance of doubt, any ability of holders of the Common Stock to make an election with respect to the consideration they will receive in any such transaction, (iv) rights issued pursuant to a stockholder rights plan of the Company (other than pursuant to Section 13.11) and (v) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options, or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such distribution;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property with respect to one share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive (without having to convert its Notes), in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiary or other business units or Affiliate or division of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of Common Stock on such Ex-Dividend Date, the Valuation Period shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and
MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase in the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 13.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the first date of such Valuation Period and the Conversion Date in determining the Conversion Rate. If the first date of the Valuation Period is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in this Section 13.04(c) related to Spin-Offs to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the first date for the Valuation Period to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such first date for such Valuation Period had not occurred, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 13.04(c) (and subject in all respects to Section 13.11), rights, options, or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options, or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options, or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such rights, options, or warrants, including any such existing rights, options, or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options, or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options, or warrants with such rights (in which case the existing rights, options, or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options, or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options, or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options, or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options, or warrants (assuming such holder had retained such rights, options, or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options, or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Conversion Rate was made in connection with such issuance).

For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), and subject to Section 13.05, if any dividend or distribution to which this Section 13.04(c) is applicable also includes one or both of:

(A)            a dividend or distribution of shares of Common Stock to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(B)            a dividend or distribution of rights, options, or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 13.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 13.04(b).

(d)            If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Company determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive (without having to convert its Notes), for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock that is subject to then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 13.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 13.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in this Section 13.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)            Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 13.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution, or other event giving rise to such adjustment.

(g)            Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)            In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market and any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market and any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall give to the Holder of each Note, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with Section 16.03 a notice in writing of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)            Notwithstanding anything to the contrary in this Article XIII, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)          upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable, or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)          upon the repurchase of shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 13.04(e), including through any structured or derivative transaction such as accelerated share repurchase derivative or similar forward derivative;

(v)           solely for a change in the par value of the Common Stock;

(vi)          for accrued and unpaid interest, if any;

(vii)         for a third-party tender offer by any party other than a tender offer by the Company or one or more of its subsidiaries as described in Section 13.04(e) above; or

(viii)        upon the issuance of shares of Common Stock (other than any issuances to which Sections 13.04(a), (b) or (c) apply) at a price below the Conversion Price of the Notes.

(j)            Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 13.04 unless such adjustment would result in a change of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments with respect to the Notes, except that all such adjustments must be given effect immediately upon the occurrence of any of the following:

(1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% to the Conversion Rate and (2) regardless of whether the adjustment (or such cumulative net effect) is less than 1% of the Conversion Rate (i) (x) on the Conversion Date for any Notes and (y) on each Trading Day of any Observation Period; (ii) on the effective date of any Fundamental Change or Make-Whole Fundamental Change or Redemption Notice Date and (iii) September 1, 2031. All calculations and other determinations under this Article XIII shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(k)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder in accordance with Section 16.03. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)            For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 13.05        Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Trading Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Daily Net Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Redemption Notice or a Make-Whole Fundamental Change), the Company shall make appropriate adjustments in its good faith judgment to each such calculation to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate as provided in Section 13.04 where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Trading Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Daily Net Settlement Amounts are to be calculated. For the avoidance of doubt, adjustments made pursuant to this Section 13.05 will be made without duplication of any adjustment made pursuant to Section 13.04.

Section 13.06         Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and assuming delivery of the maximum number of Additional Shares pursuant to Section 13.03).

Section 13.07         Effect of Recapitalizations, Reclassifications, and Changes of the Common Stock.

(a)           In the case of:

(i)            any recapitalization, reclassification, or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii)           any consolidation, merger, or combination involving the Company,

(iii)          any sale, lease, or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv)          any statutory share exchange,

in each case, as a result of which holders of the Common Stock would be entitled to receive or their Common Stock would be converted into, or exchanged for, shares, stock, other securities, or other property or assets (including cash or any combination thereof) (any such event, a “Common Stock Change Event”), then, at and after the effective time of such Common Stock Change Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares, stock, other securities, or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Common Stock Change Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Common Stock Change Event and, prior to or at the effective time of such Common Stock Change Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(j) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Common Stock Change Event (A) the Company or the successor or acquiring Person, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 13.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 13.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 13.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Common Stock Change Event, (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property and (IV) the conditions to conversion described in Section 13.01(b)(ii) and Section 13.01(b)(iv) will be determined as if each reference to a share of Common Stock were instead a reference to a Reference Property unit.

If the Common Stock Change Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of Common Stock receive only cash in such Common Stock Change Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee, and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article XIII. If, in the case of any Common Stock Change Event, the Reference Property includes shares of stock, securities, or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Common Stock Change Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company in good faith shall reasonably consider necessary by reason of the foregoing.

(b)            When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or assets that will comprise a unit of Reference Property after any such Common Stock Change Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, as provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)            None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Common Stock Change Event.

(d)            The above provisions of this Section shall similarly apply to successive Common Stock Change Events.

(e)            Upon the consummation of any Common Stock Change Event, references to “Common Stock” shall be deemed to refer to any Reference Property that constitutes capital stock after giving effect to such Common Stock Change Event.

Section 13.08          Certain Covenants.

(a)            The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)            The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)            The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.09           Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities, or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares, stock or other securities, or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 13.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 13.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 13.01(b). Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 13.10         Notice to Holders Prior to Certain Actions. In case of any:

(a)            action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.04 or Section 13.11;

(b)           Common Stock Change Event; or

(c)           voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder as provided in this Indenture, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Common Stock Change Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, or other property deliverable upon such Common Stock Change Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Common Stock Change Event, dissolution, liquidation or winding-up. For the avoidance of doubt, no failure to comply with this Section 13.10 shall be an Event of Default unless the 60-day period provided for in Section 6.01(f) has run and such Event of Default shall not have been cured prior to the expiration of such 60-day period.

Section 13.11         Stockholder Rights Plans. To the extent the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination, or redemption of such rights.

Section 13.12         Limit on Issuance of Shares of Common Stock Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by the Nasdaq Global Select Market, the Company will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations or pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP for each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company pays cash pursuant to this Section 13.12.

Section 13.13         Exchange in Lieu of Conversion.

(a)           When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, the cash or combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 13.02 above and in respect of which the Company has notified converting Holders. If the Company makes the election described above, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date, notify in writing the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee) that it has made such election. In addition, the Company shall concurrently notify the Designated Institution of the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain outstanding.

(b)           If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 13.02(c), convert such Notes into cash, shares of Common Stock or combination of cash and shares of Common Stock, at the Company’s election, in accordance with the provisions of Section 13.02.

(c)           For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 13.13 require the Designated Institution to accept any Notes for exchange.

Article XIV
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01         Intentionally Omitted.

Section 14.02         Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to minimum denominations of $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article XIV.

(b)           Repurchases of Notes under this Section 14.02 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)            delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)            in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 14.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.03, in the case of Physical Notes, or through the applicable procedures of the Depositary, in the case of Global Notes.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)            On or before the 20th day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of a Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be given in accordance with Section 16.03 of this Indenture. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article XIV;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)         if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of the Fundamental Change;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)          the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.02. Notwithstanding the foregoing, the Company will not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.

Notwithstanding the foregoing, the Company will not be required to give such notice or repurchase the Notes as described above upon a Fundamental Change pursuant to clause (b) of the definition thereof (or a Fundamental Change pursuant to clause (b) which also results in a Fundamental Change pursuant to clause (a)) if (1) such Fundamental Change results in the Notes becoming convertible (pursuant to the provisions described in Section 13.07) into an amount of cash per Note (which is a fixed aggregate amount of cash that is required to be delivered upon conversion under the supplemental indenture for such Fundamental Change, excluding any cash payable as a result of any election of a Cash Percentage or cash paid in lieu of fractional shares) that is greater than the Fundamental Change Repurchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Repurchase Date) and (2) the Company provides timely notice of the Holders’ right to convert their Notes based on such Fundamental Change as described under Section 13.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and such request is made by the Company at least five (5) Business Days (or such shorter period as may be agreed to by the Trustee) prior to the date such notice is required to be sent to Holders.

(d)            Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 14.03           Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 14.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the aggregate principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii)           if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)          the aggregate principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 14.04           Deposit of Fundamental Change Repurchase Price. The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 14.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(a)            If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(b)            Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 14.05           Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase upon a Fundamental Change, the Company shall, to the extent required

(a)            comply with the provisions of Rule 13e-4, Rule 14e-1, Regulation 14E under the Exchange Act, and with all other applicable laws;

(b)            file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and

(c)            otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to repurchase the Notes; provided that the Fundamental Change Repurchase Date shall be extended to the extent necessary for such compliance;

in each case, so as to permit the rights and obligations under this Article XIV to be exercised in the time and in the manner specified in this Article XIV.

Article XV
REDEMPTION

Section 15.01           Optional Redemption; Cleanup Redemption.

(a)            No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to December 5, 2029, except as set forth in Section 15.01(b). On or after December 5, 2029, the Company may, at its option, redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice to the Holders of the Notes in accordance with Section 16.03.

(b)            The Company may redeem (a “Cleanup Redemption”) for cash the Notes, in whole but not in part, at any time at the Redemption Price if (i) the aggregate principal amount of Notes that remains outstanding as of the date of the Cleanup Redemption Notice is less than $100,000,000, and (ii) the shares of Common Stock, if any, that the Company would deliver upon any conversion in connection with such Cleanup Redemption would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act. For the avoidance of doubt, the condition described in clause (ii) of the immediately preceding sentence shall not apply if the Company elects to settle all conversions of Notes called for Cleanup Redemption with a Conversion Date that occurs during the related Redemption Period solely with cash.

Section 15.02           Notice of Redemption; Selection of Notes.

(a)            In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes, or its Cleanup Redemption right to redeem all, but not less than all of the Notes, in each case, pursuant to Section 15.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request (containing the form of the Redemption Notice) received by the Trustee not less than 5 Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption (an “Optional Redemption Notice”) or a notice of such Cleanup Redemption (a “Cleanup Redemption Notice”), as the case may be, not less than 35 nor more than 65 Scheduled Trading Days prior to the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee), the Paying Agent, and each Holder of Notes; provided that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day. The Company may not specify a Redemption Date that falls on or after the 31st Scheduled Trading Day immediately preceding the Maturity Date.

(b)            The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)            Each Redemption Notice shall specify:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon shall cease to accrue on and after the Redemption Date unless the Company defaults in the payment of the Redemption Price;

(iv)          the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)           that Holders of Notes called for redemption may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Company defaults in the payment of the Redemption Price, in which case such Holder will be entitled to convert such Note until the close of business on the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for;

(vi)          the procedures a converting Holder must follow to convert its Notes and the Cash Percentage;

(vii)         the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 13.03;

(viii)        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)           in case any Note is to be redeemed in part only pursuant to an Optional Redemption, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple thereof.

A Redemption Notice shall be irrevocable.

(d)            If fewer than all of the outstanding Notes are to be redeemed pursuant to an Optional Redemption, the Notes to be redeemed will be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, by lot, on a pro rata basis or by another method the Trustee deems to be appropriate and fair. If any Note selected for partial Optional Redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for Optional Redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

Section 15.03          Payment of Notes Called for Redemption.

(a)            If any Redemption Notice has been given in respect of the Notes in accordance with Section 15.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)            Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 15.04           Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article XVI
MISCELLANEOUS PROVISIONS

Section 16.01           Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.02           Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 16.03           Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if made in writing and delivered (i) by hand (in which case notice shall be effective upon delivery), (ii) by facsimile (in which case notice shall be effective upon receipt of confirmation of good transmission thereof) or (iii) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service) addressed (until another address is filed by the Company with the Trustee) to Dropbox, Inc., 1800 Owens Street, San Francisco, CA 94158, Attention: Legal Department. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made upon receipt by the Trustee at its Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Physical Note shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that, notwithstanding anything to the contrary herein, notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary.

Failure to mail or give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Physical Notes by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 16.04           Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.05           Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture and all covenants and conditions precedent to such action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate or opinion is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not all conditions precedent provided for in this Indenture have been complied with and whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.

Section 16.06           Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest, if and to the extent any interest is otherwise payable on such date, shall accrue in respect of the delay.

Section 16.07           No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 16.08           Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar, any Bid Solicitation Agent and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09           Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10           Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 14.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 16.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders in accordance with Section 16.03.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 16.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 16.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 16.11           Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 16.12           Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 16.13           Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES (and each Holder, by its acceptance of a NOTE or a beneficial interest in a Global NOTE, shall be deemed to have waived), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.14           Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.15           Calculations. The Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Trading Prices, the Daily VWAPs, the Daily Conversion Values, the Redemption Price, the Conversion Price, the Daily Settlement Amounts, the Daily Net Settlement Amounts, any accrued interest payable on the Notes, any Additional Interest, Deferred Additional Interest or Default Additional Interest payable on the Notes, and the Conversion Rate of the Notes, including adjustment to the Conversion Price and Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward its calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 16.16           No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 16.17           U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee (in all of its capacities), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

DROPBOX, INC.

By:	/s/ Ross Tennenbaum
Name:	Ross Tennenbaum
Title:	Chief Financial Officer

By:	/s/ Lisa Youel
Name:	Lisa Youel
Title:	Treasurer & Chief Tax Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Jason
Authorized Signatory

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF DROPBOX, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)            TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OR CONVERSION OF THIS SECURITY DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.]

Dropbox, Inc.

1.25% Convertible Senior Note due 2031

No. [   ]

CUSIP No. [       ] (ISIN No. [       ])1

Dropbox, Inc., a corporation duly organized and validly existing under the laws of the State of Nevada (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Increases and Decreases of Global Note” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,250,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on December 1, 2031, and interest thereon as set forth below.

This Note shall bear interest at a rate of 1.25% per year from November 12, 2026, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 1, 2031. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2027, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest, Deferred Additional Interest and interest on such Deferred Additional Interest, and Default Additional Interest if, in such context, any such amount is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 or, in the case of Default Additional Interest, in Section 2.03(c) in the within-mentioned Indenture.

Any Defaulted Amounts shall accrue interest at the rate borne by the Notes, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

1 At such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be [        ] (ISIN No. [        ]) in accordance with the applicable procedures of the Depositary.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

DROPBOX, INC.

By:
Name:	[ ]
Title:	[ ]

By:
Name:	[ ]
Title:	[ ]

Dated: [          ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Dropbox, Inc.
1.25% Convertible Senior Note due 2031

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.25% Convertible Senior Notes due 2031 (the “Notes”), in an initial aggregate principal amount of $1,250,000,000 all issued or to be issued under and pursuant to an Indenture dated as of November 12, 2026 (as amended or supplemented from time to time in accordance with its terms, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on any Redemption Date, the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Except in the case of a Cleanup Redemption, the Notes are not subject to redemption prior to December 5, 2029. The Notes shall be redeemable at the Company’s option on or after December 5, 2029, in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change prior to the Maturity Date, the Holder has the right, at such Holder’s option exercised in the manner specified in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into, at the Company’s election, cash or a combination of cash and shares of Common Stock, as applicable, as set forth in the Indenture at the Conversion Rate specified in the Indenture and as adjusted from time to time as provided in the Indenture.

R-1

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

R-2

SCHEDULE A

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Dropbox, Inc. 1.25% Convertible Senior Notes due 2031

The initial principal amount of this Global Note is [                     ] DOLLARS ($[                     ]). The following increases or decreases in this Global Note have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Dropbox, Inc.

To: U.S. Bank Trust Company, National Association

1 California Street, Suite 1000

San Francisco, CA 94111

Attention: D. Jason (Dropbox, Inc. 1.25% Convertible Senior Notes due 2031)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into, at the Company’s election, cash or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp, or similar issue or transfer taxes, if any in accordance with Section 13.02(d) and Section 13.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $__________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Dropbox, Inc.

To: U.S. Bank Trust Company, National Association

1 California Street, Suite 1000

San Francisco, CA 94111

Attention: D. Jason (Dropbox, Inc. 1.25% Convertible Senior Notes due 2031)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Dropbox, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 14.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all):
$__________________
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: U.S. Bank Trust Company, National Association

1 California Street, Suite 1000

San Francisco, CA 94111

Attention: D. Jason (Dropbox, Inc. 1.25% Convertible Senior Notes due 2031)

For value received               hereby sell(s), assign(s) and transfer(s) unto               (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                attorney to transfer the said Note on the books of Dropbox, Inc. (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To the Company or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.